Exhibit 10.8

MEZZANINE GUARANTY AGREEMENT

THIS MEZZANINE GUARANTY AGREEMENT (this “Agreement”) is made as of the 24th day of January, 2019, by STRATEGIC STORAGE TRUST II, INC., a Maryland corporation, whose address is 10 Terrace Road, Ladera Ranch, California 92694 (“Guarantor”), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, having an address at 11501 Outlook, Suite 300, Overland Park, Kansas 66211 (“KeyBank”), and CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having an address at 388 Greenwich Street, 6th Floor, New York, New York 10013 (“Citi”, together with KeyBank and their respective successors and assigns, collectively, “Lender”). Unless otherwise indicated, all capitalized terms used herein shall have the meanings indicated in that certain Mezzanine Loan Agreement of even date herewith, executed by THE ENTITIES LISTED ON SCHEDULE 1, each a Delaware limited liability company (each an “Individual Borrower”, and jointly, severally and collectively, “Borrower”) and Lender (together with all amendments, extensions, renewals, modifications, consolidations, substitutions, replacements and restatements thereof, the “Loan Agreement”). The Loan is being made pursuant to the Loan Agreement, and is evidenced and/or secured by the Loan Documents, which include, but are not limited to, the Loan Agreement, the Note, the Pledge Agreement and this Agreement.

W I T N E S S E T H:

WHEREAS, Lender has agreed to make the Loan to Borrower;

WHEREAS, the Loan is evidenced by the Note and is secured by the Collateral;

WHEREAS, as a condition to making the Loan to Borrower, Lender has required that Guarantor guarantee payment to, and be additionally directly and primarily liable on a fully recourse basis to Lender for all of those items and circumstances for which Borrower is personally liable and for which Lender has recourse against Borrower under the terms of the Loan Documents; and

WHEREAS, Guarantor is the owner of substantial indirect interests in Borrower, the making of the Loan to Borrower is of substantial benefit to Guarantor and, therefore, Guarantor desires to guarantee payment to, and be additionally directly and primarily liable on a fully recourse basis to, Lender for all of those items and circumstances for which Borrower is personally liable and for which Lender has recourse against Borrower under the terms of the Loan Documents.

NOW, THEREFORE, to induce Lender to make the Loan to Borrower, Guarantor hereby covenants and agrees for the benefit of Lender, as follows:

1. Guaranty. Guarantor hereby irrevocably, absolutely and unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as defined below).

As used herein, the term “Guaranteed Obligations” means the obligations or liabilities of Borrower to Lender for the following:

(a) all amounts for which Article XII of the Loan Agreement expressly provides that Borrower shall be liable.

This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any Individual Borrower or any other person (including, without limitation, other guarantors, if any), nor against the collateral for the Loan. Guarantor waives any right to require that an action be brought against any Individual Borrower or any other person or to require that resort be had to any collateral for the Loan or to any balance of any deposit account or credit on the books of Lender in favor of any Individual Borrower or any other person. In the event, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, any Individual Borrower shall be relieved of or fail to incur any debt, obligation or liability which is guaranteed herein, Guarantor shall nevertheless be fully liable therefor. Upon the occurrence and during the continuance of any condition or event as to which Guarantor is liable hereunder, Lender shall have the right to enforce its rights, powers and remedies (including, without limitation and if applicable, foreclosure of all or any portion of the collateral for the Loan) under the other Loan Documents or hereunder, in any order, and all rights, powers and remedies available to Lender in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the Guaranteed Obligations are partially paid or discharged by reason of the exercise of any of the remedies available to Lender, this Agreement shall nevertheless remain in full force and effect, and Guarantor shall remain liable for all remaining Guaranteed Obligations, even though any rights which Guarantor may have against any Individual Borrower may be destroyed or diminished by the exercise of any such remedy. All sums payable under this Agreement shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

2. Reinstatement of Obligations.

(a) If at any time all or any part of any payment made by Guarantor or received by Lender from Guarantor under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Guarantor or any Borrower), then the obligations of Guarantor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Guarantor, or receipt of payment by Lender, and the obligations of Guarantor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Guarantor had never been made.

(b) In the event any payment by Borrower or any other Person to Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder and this Agreement shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lender of this Agreement or of Guarantor), as the case may be, with respect to, and this Agreement shall apply to, any and all amounts so refunded by Lender or paid by Lender to another Person (which amounts shall constitute part of the Guaranteed Obligations of Borrower), and any interest paid by Lender and any attorneys’ reasonable fees, costs and expenses paid or actually incurred by Lender in connection with any such event. If acceleration of the time for payment of any amount payable by Borrower under any Loan Document is stayed or delayed by any law or tribunal, any amounts due and payable hereunder shall nonetheless be payable by Guarantor on demand by Lender.

3. Waivers by Guarantor. Guarantor hereby expressly waives and agrees not to assert or take advantage of and hereby agrees that neither Lender’s rights or remedies nor Guarantor’s obligations under the terms of this Agreement shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Agreement shall be absolute and unconditional irrespective of (and Guarantor hereby waives any rights or protections related to):

(i) any right to require Lender to proceed against any Individual Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power or under any other agreement before proceeding against Guarantor hereunder;

(ii) the defense of the statute of limitations in any action hereunder;

(iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

(iv) demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any Individual Borrower, Lender, any endorser or creditor of any Individual Borrower or of Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender;

(v) any defense based upon an election of remedies by Lender;

(vi) any right or claim or right to cause a marshalling of the assets of Guarantor;

(vii) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

(viii) any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know about any Individual Borrower, the Collateral or any of the Property, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower, of the condition of the Collateral and the Property and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor hereunder;

(ix) any lack of notice of disposition or of manner of disposition of any collateral for the Loan;

(x) any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(xi) any lack of commercial reasonableness in dealing with the collateral for the Loan;

(xii) any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(xiii) any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of any Individual Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter acquired, which Lender may have against Guarantor or the collateral for the Loan;

(xiv) any modifications of the Loan Documents or any obligation of any Individual Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

(xv) any limitation of liability or recourse in any other Loan Document or arising under any law;

(xvi) any claim or defense that this Agreement was made without consideration or is not supported by adequate consideration;

(xvii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(xviii) any homestead exemption or any other similar exemption under applicable Legal Requirements;

(xix) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, including any impairment of Guarantor’s recourse against any Person or collateral;

(xx) whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Lender covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

(xxi) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of any Individual Borrower or any other party at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(xxii) either with or without notice to or consent of Guarantor: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents;

(xxiii) any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

(xxiv) any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Lender against any Individual Borrower or any security or other recourse, or of any new agreement between Lender and any Individual Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations (except any notice expressly required to be delivered to Guarantor herein or in the other Loan Documents), any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor;

(xxv) if for any reason that Lender is required to refund any payment by any Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Obligations or pay the amount thereof to someone else;

(xxvi) the making of advances by Lender to protect its interest in the Collateral preserve the value of the Collateral or any Property or for the purpose of performing any term or covenant contained in any of the Loan Documents;

(xxvii) the existence of any claim, counterclaim, set off, recoupment, reduction or defense based upon any claim or other right that Guarantor may at any time have against Borrower, Lender, or any other Person, whether or not arising in connection with this Agreement, the Note, the Loan Agreement, or any other Loan Document;

(xxviii) the unenforceability of all or any part of the Guaranteed Obligations against any Individual Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether any Individual Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of any Individual Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);

(xxix) any order, ruling or plan of reorganization emanating from proceedings under any bankruptcy or similar insolvency laws with respect to any Individual Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Lender;

(xxx) any partial or total transfer, pledge and/or reconstitution of any Individual Borrower and/or any direct or indirect owner of any Individual Borrower (regardless of whether the same is permitted under the Loan Documents);

(xxxi) any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person whatsoever;

(xxxii) any rights of sovereign immunity and any other similar and/or related rights;

(xxxiii) any other circumstance that may constitute a defense of Borrower or Guarantor hereunder and/or under the other Loan Documents;

(xxxiv) any right and/or requirement of or related to default, nonperformance, intent to accelerate, acceleration, existence of a default of the Obligations and/or any amendment or modification of the Obligations; and

(xxxv) any action, occurrence, event or matter consented to by Guarantor under Section 4(h) hereof, under any other provision hereof, or otherwise.

4. General Provisions.

(a) Fully Recourse. Subject to Section 8, all of the terms and provisions of this Agreement are recourse obligations of Guarantor and not restricted by any limitation on personal liability.

(b) Unsecured Obligations. Guarantor hereby acknowledges that Lender is not willing to accept the consequences of the inclusion of the Guaranteed Obligations set forth herein among the Obligations secured by the Pledge Agreement and the other Loan Documents and that Lender would not make the Loan but for the unsecured personal liability (subject to Section 8 below) undertaken by Guarantor herein. Anything to the contrary herein or elsewhere notwithstanding, this Agreement shall not be secured by the Pledge Agreement or by any of the other Loan Documents or by any of the Collateral or other collateral or by any security of any nature which secures the Loan or which secures any of the Obligations which are secured by the Loan Documents. Without limitation, this provision has priority over any provision of this Agreement or of any of the other Loan Documents which states (directly or indirectly) or implies that this Agreement is so secured.

(c) Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Pledge Agreement or any of the other Loan Documents, including, without limitation, any foreclosure or assignment in lieu thereof, even if, as a part of such remedy, the Loan is paid or satisfied in full; provided that, subject to the provisions of Section 2 hereof, this Agreement shall terminate at such time as the Obligations have been indefeasibly paid in full in cash and satisfied in accordance with the Loan Documents, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Obligations could be deemed a preference under the Bankruptcy Code.

(d) No Subrogation; No Recourse Against Lender. Notwithstanding the satisfaction by Guarantor of any liability hereunder, Guarantor shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of any Individual Borrower or to any collateral for the Loan until such time as the Obligations have been indefeasibly paid in full in cash and satisfied in accordance with the Loan Documents, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Obligations could be deemed a preference under the Bankruptcy Code. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to Lender against Borrower (and against each and any Individual Borrower), and Guarantor hereby waives any rights to enforce any remedy which Lender may have against any Individual Borrower and any right to participate in any collateral for the Loan until such time as the Obligations have been indefeasibly paid in full in cash and satisfied in accordance with the Loan Documents, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Obligations could be deemed a preference under the Bankruptcy Code. In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates any and all indebtedness of Borrower (and of each and any Individual Borrower) now or hereafter owed to Guarantor to all indebtedness of Borrower (and of each and every Individual Borrower) to Lender, and agrees with Lender that Guarantor shall not demand or accept any payment of principal or interest from any Individual Borrower, shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral from the Loan until such time as the Obligations have been indefeasibly paid in full in cash and satisfied in accordance with the Loan Documents, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Obligations could be deemed a preference under the Bankruptcy Code. Further, Guarantor shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents.

(e) Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Lender may have against Borrower, Guarantor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. §9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(f) Financial Statements. Guarantor hereby agrees, as a material inducement to Lender to make the Loan to Borrower, to furnish to Lender current and dated financial statements in accordance with Article V of the Loan Agreement.

(g) Rights Cumulative; Payments. Lender’s rights under this Agreement shall be in addition to all rights of Lender under the Loan Agreement, the Note, the Pledge Agreement and the other Loan Documents. FURTHER, PAYMENTS MADE BY GUARANTOR UNDER THIS AGREEMENT SHALL NOT REDUCE IN ANY RESPECT BORROWER’S OBLIGATIONS AND LIABILITIES UNDER THE LOAN AGREEMENT, THE NOTE, THE PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(h) No Limitation on Liability. Guarantor hereby consents and agrees that Lender may at any time and from time to time without further consent from Guarantor do any of the following events, and the liability of Guarantor under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Guarantor or with or without consideration: (i) any extensions of time for performance required by any of the Loan Documents or extension or renewal of the Note; (ii) any sale, assignment or foreclosure of any Note, any of the Pledge Agreement or any of the other Loan Documents or any sale or transfer of any of the Collateral; (iii) any change in the composition of any Individual Borrower, including, without limitation, the withdrawal or removal of Guarantor from any current or future position of ownership, management or control of any Individual Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Guarantor herein or by Borrower (or any Individual Borrower) in any of the Loan Documents; (v) the release of any Individual Borrower or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender’s voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Loan; (vii) Lender’s failure to file any financing statement (or Lender’s improper filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan; (viii) the modification of the terms of any one or more of the Loan Documents; or (ix) the taking or failure to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Loan Documents or any collateral for the Loan, nor any course of dealing with any Individual Borrower or any other person, shall limit, impair or release Guarantor’s obligations hereunder, affect this Agreement in any way or afford Guarantor any recourse against Lender. Nothing contained in this Section shall be construed to require Lender to take or refrain from taking any action referred to herein.

(i) Entire Agreement; Amendment; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. No condition or conditions precedent to the effectiveness of this Agreement exist. This Agreement shall be effective upon execution by Guarantor and delivery to Lender. This Agreement may not be modified, amended or superseded except in a writing signed by Lender and Guarantor referencing this Agreement by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

(j) Governing Law; Binding Effect; Waiver of Acceptance. This Agreement shall be governed and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America. This Agreement shall bind Guarantor and the heirs, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lender and the officers, directors, shareholders, agents and employees of Lender and their respective heirs, successors and assigns. Notwithstanding the foregoing, except as may be permitted pursuant to the express terms of the Loan Agreement, Guarantor shall not assign any of its rights or obligations under this Agreement without the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion. Guarantor hereby waives any acceptance of this Agreement by Lender, and this Agreement shall immediately be binding upon Guarantor, personal representatives, successors and assigns.

(k) Notices. All notices under this Agreement shall be given in accordance with the Loan Agreement.

(l) No Waiver; Time of Essence; Business Day. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof. The term “business day” as used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

(m) Captions for Convenience. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

(n) Attorneys’ Fees. In the event it is necessary for Lender to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, Guarantor agrees to pay to Lender all out-of-pocket costs and expenses, including, without limitation, attorneys’ fees, incurred by Lender as a result thereof.

(o) Successive Actions. A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter guaranteed by Guarantor under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Guarantor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

(p) Reliance. Lender would not make the Loan to Borrower without this Agreement. Accordingly, Guarantor intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

(q) WAIVER OF JURY. GUARANTOR, AND LENDER BY ITS ACCEPTANCE OF THIS AGREEMENT, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR GUARANTOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR GUARANTOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(r) Waiver by Guarantor. Guarantor covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower (or any Individual Borrower), Guarantor shall not seek or cause Borrower (or any Individual Borrower) or any other person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. § 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law, (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantor or the collateral for the Loan by virtue of this Agreement or otherwise.

(s) Financial Covenants of Guarantor. So long as this Agreement remains in effect, Guarantor shall at all times (i) maintain an aggregate Tangible Net Worth of not less than Two Hundred Seventy-Five Million and No/100 Dollars ($275,000,000.00), excluding from Tangible Net Worth, however, the Property, the related Loan on the Property, the Collateral and any direct or indirect equity, ownership or other interest in the Property and the Collateral, and (ii) maintain aggregate Liquid Assets of not less than Ten Million and No/100 Dollars ($10,000,000.00) (the foregoing covenants, the “Guarantor Financial Covenants”). As used herein, (i) “Tangible Net Worth” means, subject to the provisions in the preceding sentence, at any time with respect to Guarantor (x) the aggregate tangible assets of Guarantor based on GAAP which such Tangible Net Worth shall include any add backs for accumulated amortization and depreciation (i.e., all assets except for intangible assets such as goodwill, patents, trademarks, copyrights, franchises, research and development), except for any assets resulting from any loans, advances or financial accommodations of any kind between Guarantor and any of its Affiliates, minus (y) the aggregate liabilities of Guarantor, and (ii) “Liquid Assets” means, at any time with respect to Guarantor, assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

5. Representations and Warranties of Guarantor. Guarantor hereby makes the following representations and warranties as of the date of this Agreement: (a) Guarantor is duly organized, validly existing and in good standing under the laws of its state of formation; (b) the execution, delivery and performance of this Agreement and the incurrence and performance of the Guaranteed Obligations, now or hereafter owing (i) are within the powers of Guarantor and (ii) do not require any approval or consent of, or filing with, any governmental authority or other Person (or such approvals and consents have been obtained and delivered to Lender) and, to Guarantor’s knowledge, are not in contravention of any provision of law applicable to Guarantor; (c) this Agreement and the other Loan Documents to which Guarantor is a party constitute when delivered, valid and binding obligations of Guarantor, enforceable in accordance with their respective terms, subject to principles of equity and except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights; (d) Guarantor is not a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any restriction, which is likely to have a Guarantor Material Adverse Effect (as defined herein); (e) Guarantor has filed all tax returns which are required to be filed (or obtained proper extensions of time for the filing thereof) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received; (f) the financial statements and other information pertaining to Guarantor submitted to Lender fairly and accurately present in all material respects Guarantor’s financial condition as of the date thereof and there has been no material adverse change in the financial condition of Guarantor; (g) there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Guarantor, threatened in writing, which would reasonably be expected to have a Guarantor Material Adverse Effect, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Guarantor which would reasonably be expected to have a Guarantor Material Adverse Effect; (h) the making of the Loan to Borrower will result in material benefits to Guarantor; (i) Guarantor (1) has not entered into this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) has received reasonably equivalent value in exchange for the Guaranteed Obligations hereunder and under the Loan Documents; (j) Guarantor is not a “foreign person” within the meaning of Section 1445(1)(3) of the Internal Revenue Code and (k) the relationship between Lender and Guarantor with respect to the Loan is solely that of lender and guarantor. Lender has no fiduciary or other special relationship with or duty to Guarantor with respect to the Loan and none is created hereby or may be inferred from any course of dealing or act or omission of Lender. Each of the representations and covenants of and/or relating to Guarantor set forth in the other Loan Documents are hereby re-made by Guarantor and incorporated herein by reference as if fully set forth herein. As used herein, “Guarantor Material Adverse Effect” means a material adverse effect upon (a) the financial condition, income or operation of Guarantor, or (b) the ability of Guarantor to perform its obligations under any Loan Documents, or (c) the ability of Lender to enforce or collect any of the Guaranteed Obligations from Guarantor in accordance with the terms of the Loan Documents. In determining whether any individual event would result in a Guarantor Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Guarantor Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other than occurring events and existing conditions would result in a Guarantor Material Adverse Effect.

6. Assignments by Lender.

(a) Lender may, without notice to, or consent of, Guarantor, sell, assign or transfer to or participate with any entity or entities all or any part of the indebtedness secured hereby in accordance with the Loan Agreement, and each such entity or entities shall have the right to enforce the provisions of this Agreement and any of the other Loan Documents as fully as Lender, provided that Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Loan Documents as to so much of the indebtedness secured hereby that Lender has not sold, assigned or transferred. In connection with the foregoing, Lender shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Loan Documents or otherwise.

(b) In particular, Guarantor acknowledges and agrees that Lender and its successors and assigns may, in accordance with the Loan Agreement, engage in Secondary Market Transactions. In this regard, Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request that are permitted to be provided under applicable law. Lender shall be permitted to share such information permitted to be provided under applicable law with the investment banking firms, rating agencies, accounting firms, law firms, and other third-party advisory firms involved with the indebtedness secured hereby and the Loan Documents of the applicable Secondary Market Transaction. It is understood that the information provided by Guarantor to Lender may ultimately be incorporated into the offering documents for a Secondary Market Transaction and thus various investors may also have access to some or all of such information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor. Guarantor shall execute and deliver to Lender and/or the prospective transferee such documentation, including but not limited to, any amendments, corrections, deletions or additions to the Loan Agreement, the Note, this Agreement and the other Loan Documents as is reasonably required by Lender and/or required by the prospective transferee; provided, however, that Guarantor shall not be required to do anything that has the effect of (a) changing the essential economic terms of the indebtedness secured hereby as set forth in the Loan Documents; or (b) imposing greater personal liability in connection with the indebtedness secured hereby than that currently set forth in the Loan Documents.

7. Special California Provisions. To the extent California law applies:

(a) Guarantor hereby also waives and agrees not to assert or take advantage of:

(i) Any defense based upon Lender’s election of any remedy against any Guarantor, including, without limitation, the defense to enforcement of this Agreement (the “Gradsky” defense based upon Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968) or subsequent cases) which, absent this waiver, Guarantor would have by virtue of an election by Lender to conduct a non-judicial foreclosure sale of the Property, it being understood by Guarantor that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure Section 580d, all rights of any party to a deficiency judgment against the Borrower, and, as a consequence, will destroy all rights which Guarantor would otherwise have (including, without limitation, the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against the Borrower and to recover any such amount, and that Lender could be otherwise estopped from pursuing Guarantor for a deficiency judgment after a non-judicial foreclosure sale on the theory that a Guarantor should be exonerated if a lender elects a remedy that eliminates the Guarantor’s subrogation, reimbursement or contribution rights; and

(ii) Any rights under California Code of Civil Procedure Sections 580a and 726(b), which provide, among other things: that a creditor must file a complaint for deficiency within three (3) months of a nonjudicial foreclosure sale or judicial foreclosure sale, as applicable; that a fair market value hearing must be held; and that the amount of the deficiency judgment shall be limited to the amount by which the unpaid debt exceeds the fair market value of the security, but not more than the amount by which the unpaid debt exceeds the sale price of the security.

(b) In addition to and not in lieu of any other provisions of this Agreement, Guarantor represents and warrants and covenants as follows:

(i) The obligations of Guarantor under this Agreement shall be satisfied without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Loan Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor hereby waives, to the full extent permitted by applicable law, any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so Guarantor shall be liable even if Borrower (and/or each and any Individual Borrower) had no liability at the time of execution of the Loan Documents, or thereafter ceases to be liable. Guarantor hereby waives, to the full extent permitted by applicable law, any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so Guarantor’s liability may be larger in amount and more burdensome than that of Borrower (and/or each and any Individual Borrower). Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and agrees that Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Agreement, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor hereby waives, to the full extent permitted by applicable law, the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

(ii) In accordance with Section 2856 of the California Civil Code, Guarantor hereby waives, to the full extent permitted by applicable law, all rights and defenses arising out of an election of remedies by Lender even though that election of remedies, such as a nonjudicial foreclosure with respect to security for Guaranteed Obligations, has destroyed or otherwise impaired Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Guarantor hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations under this Agreement shall be absolute, independent and unconditional under any and all circumstances, until the full, final, indefeasible payment of the Obligations, subject to Section 2 hereof. Specifically, and without in any way limiting the foregoing, Guarantor hereby waives, to the full extent permitted by applicable law, any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to any Individual Borrower, any general partner, member or other constituent of any Individual Borrower, any other Person, or the assets or property of any of the foregoing or to any collateral for the Loan until the Obligations have been indefeasibly paid and satisfied in full (subject to Section 2 hereof and other than contingent indemnification Obligations for which no claims have been made), and Lender has released, transferred or disposed of all its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Obligations could be deemed a preference under the Bankruptcy Code. In connection with the foregoing, Guarantor expressly waives, to the full extent permitted by applicable law, any and all rights of subrogation against Borrower (and/or against any Individual Borrower), and Guarantor hereby waives, to the full extent permitted by applicable law, any rights to enforce any remedy which Lender may have against Borrower (and/or against any Individual Borrower) and any right to participate in any collateral for the Loan. Guarantor recognizes that, pursuant to Section 580d of the California Code of Civil Procedure, Lender’s realization through nonjudicial foreclosure upon any real property constituting security for Borrower’s Obligations under the Loan Documents could terminate any right of Lender to recover a deficiency judgment against Borrower (and/or against any Individual Borrower), thereby terminating subrogation rights which such parties otherwise might have against Borrower (and/or against any Individual Borrower). In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Agreement against such parties. Guarantor hereby unconditionally and irrevocably waives any such defense.

(iii) Without limiting the foregoing, Guarantor waives, to the full extent permitted by applicable law, all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, until the Obligations have been indefeasibly paid and satisfied in full (subject to Section 2 hereof and other than contingent indemnification Obligations for which no claims have been made), including any and all rights or defenses Guarantor may have by reason of protection afforded to any Individual Borrower with respect to any of the obligations of Guarantor under this Agreement by reason of a nonjudicial foreclosure or pursuant to the anti-deficiency or other laws of the State of California limiting or discharging the Obligations of any Individual Borrower. Without limiting the generality of the foregoing, Guarantor hereby expressly waives, to the full extent permitted by applicable law, any and all benefits under: (i) California Code of Civil Procedure Section 580a (which Section, if Guarantor had not given this waiver, would otherwise limit Guarantor’s liability after a nonjudicial foreclosure sale to the difference between the obligations of Guarantor under this Agreement and the fair market value of the property or interests sold at such nonjudicial foreclosure sale); (ii) California Code of Civil Procedure Sections 580b and 580d (which Sections, if Guarantor had not given this waiver, would otherwise limit Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively); and (iii) California Code of Civil Procedure Section 726 (which Section, if Guarantor had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency). Notwithstanding any foreclosure of the lien of the Collateral, whether by foreclosure or by Lender’s acceptance of an assignment in lieu of foreclosure, Guarantor shall remain bound under this Agreement.

(iv) In addition to all the other waivers agreed to and made by Guarantor as set forth in this Agreement, and pursuant to the provisions of California Civil Code, Guarantor hereby waives, to the full extent permitted by applicable law, (i) any and all rights, benefits and defenses available to Guarantor under California Civil Code Sections 2856, 2899 and 3433; (ii) any rights or defenses Guarantor may have with respect to its obligations as a guarantor by reason of any election of remedies by Lender; and (iii) all rights and defenses that Guarantor may have because the Obligations of Borrower are secured by real property. This means, among other things, that Lender may collect from Guarantor hereunder without first foreclosing on any real or personal property collateral pledged by any Individual Borrower, and that if Lender forecloses on any real property collateral pledged by any Individual Borrower: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any rights Guarantor may have to collect from any Individual Borrower. This is an unconditional and irrevocable waiver of any and all rights and defenses Guarantor may have because the debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(c) [Reserved].

(d) Without limiting the generality of the foregoing or any other provision hereof, Guarantor expressly waives, to the full extent permitted by applicable law, any and all benefits which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.

(e) Nothing herein shall be deemed to limit the right of Lender to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable out-of-pocket attorneys’ fees and costs, incurred by Lender and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to Lender, or any order, consent decree or settlement relating to the cleanup of Hazardous Materials (as such term is defined in the Environmental Indemnity) or any other “environmental provision” (as defined in such Section 736) relating to the Property or any portion thereof.

(f) The provisions of this Section 7 hereof shall survive any satisfaction and discharge of any Individual Borrower by virtue of any payment, court order or any applicable law, except the final and indefeasible payment in full of the Obligations, subject to Section 2 hereof.

Notwithstanding the foregoing, nothing contained in this Section 7 shall in any way be deemed to imply that California law or any other state’s law other than New York shall govern this Agreement or any of the Loan Documents in any respect, except as may be expressly set forth in the applicable Loan Documents.

8. Limitation of Liability.

(a) Notwithstanding anything herein to the contrary:

(i) in the event that Mortgage Lender and/or its designee forecloses on any Security Instrument (or accepts a deed in lieu of such foreclosure) of any Individual Property (any such event a “Mortgage Foreclosure Event”), Guarantor shall be released from the Guaranteed Obligations pertaining to such Individual Property if and only to the extent that the same arise out of acts that both (A) were not caused by any Individual Borrower, any Individual Mortgage Borrower, Guarantor or their respective Control Affiliates (as defined below) and (B) Guarantor proves first occurred after the Mortgage Foreclosure Event, in each case, as determined by a final, non-appealable order of a court of competent jurisdiction.

(ii) in the event that a receiver is appointed with respect to any Individual Property at the request of Mortgage Lender and such receiver has taken possession and exercises control over such Individual Property, Guarantor shall not be liable for Guaranteed Obligations to the extent the same were caused by the acts of such receiver or its agents.

(iii) in the event that Lender and/or its designee forecloses on any Pledged Collateral (or accepts an assignment thereof in lieu of such foreclosure) (any such event a “Foreclosure Event”), Guarantor shall be released from the Guaranteed Obligations pertaining to such Individual Borrower and the related Individual Properties indirectly owned by such Individual Borrower if and only to the extent that the same arise out of acts that both (A) were not caused by (1) any other Individual Borrower (or any Individual Mortgage Borrower owned by such other Individual Borrower) for which a Foreclosure Event has not occurred, or (2) Guarantor or its Control Affiliates and (B) Guarantor proves first occurred after the Foreclosure Event, in each case, as determined by a final, non-appealable order of a court of competent jurisdiction.

(b) For purposes of this Agreement, the term “Control Affiliates” means, as to any Individual Borrower, any Individual Mortgage Borrower or Guarantor, any Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any Individual Borrower, any Individual Mortgage Borrower or Guarantor, where “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, or to veto material decisions pertaining to such Person, whether through the ownership of voting securities, by contract or otherwise. In the event that Guarantor disclaims liability under this Agreement based upon the provisions of this Section 8, Guarantor shall be responsible, at its sole cost and expense, to prove such assertion.

(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no present or future, direct or indirect, shareholder, officer, director, employee, trustee, beneficiary, advisor, partner, member, principal, participant or agent of or in (A) Guarantor or (B) any Person that is or becomes a “Constituent Member” in Guarantor shall have any personal liability, directly or indirectly, under or in connection with this Agreement, or any amendment or amendments hereto made at any time or times, heretofore or hereafter. A “Constituent Member” in Guarantor shall mean any direct shareholder, member or partner in Guarantor and any Person that, directly or indirectly through one or more other partnerships, limited liability companies, corporations or other entities, owns an interest in Guarantor.

(d) For purposes of this Agreement, neither the negative capital account of any Constituent Member in Guarantor, nor any obligation of any Constituent Member in Guarantor to restore a negative capital account or to contribute or loan capital to Guarantor or to any other Constituent Member in Guarantor shall at any time be deemed to be the property or an asset of Guarantor (or any such other Constituent Member) and neither Lender nor any of their respective successors and assigns shall have any right to collect, enforce, or proceed against any Constituent Member with respect to any such negative capital account or obligation to restore, contribute, or loan.

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IN WITNESS WHEREOF, Guarantor has executed this Mezzanine Guaranty Agreement as of the day and year first above written.

GUARANTOR:

STRATEGIC STORAGE TRUST II, INC., a Maryland corporation

By:	/s/ Michael S. McClure
Name:	Michael S. McClure
Title:	President

Mezzanine Guaranty Agreement – SST II 2019

Signature Page